SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   October 5, 2009

MagneGas Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	26-0250418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Rainville Rd Tarpon Springs, FL 34689	34689
(Address of principal executive offices)	(Zip Code)

(Former name, former address, if changed since last report)

(727) 934-3448
 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Teaming Agreement

On October 5, 2009, MagneGas Corporation (the “Company”), entered into a teaming agreement (the “Agreement”) with Tetra Tech, Inc (“Tetra Tech”) of Pasadena, California. The parties entered into the Agreement for the purpose of preparing and presenting joint marketing proposals (“Proposals”) for a Magnegas refinery and product use to the Department of Defense (“DOD”), the Department of Energy (“DOE”) and local municipalities ( collectively the “Clients”). The Agreement will terminate on October 1, 2010.

Under the Agreement, Tetra Tech shall act as the prime contractor and will be the only party to this Agreement to submit proposals to the Clients and to negotiate prime contracts with the Clients.  The Company will act as a sub-contractor. The award of a Subcontract to the Company is subject to the following conditions:

a.	Award to Tetra Tech of a prime contract by Client for the Project.

b.	Mutual agreement by the Company of the price and terms and conditions of the Subcontract.

Under the Agreement, the Company shall assist Tetra Tech in the preparation of the Proposal, as requested by Tetra Tech by supplying in a timely manner pertinent data including without limitation technical approach, understanding and resumes, facility information, company background and experience, necessary cost breakdown, data, hour availability, required certifications and other special requirements. The Company shall reasonably support Tetra Tech in any written communication or presentations concerning the Proposals.

Item 9.01 Financial Statements and Exhibits

a)	Not applicable.
b)	Not applicable.
c)	Not applicable.
d)	Exhibits:
	NUMBER	EXHIBIT
	10.1	Teaming Agreement Magnegas and Tetra Tech.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MagneGas Corporation

Dated: October 8, 2009	/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli
Chief Executive Officer

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